UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)     March 20, 2007

PHARMOS CORPORATION

(Exact name of Registrant as Specified in its Charter)

Nevada	0-11550	36-3207413

(State or Other Jurisdiction of Incorporation)	(Commission file Number)	(IRS Employer Identification No.)

99 Wood Avenue South, Suite 311, Iselin NJ	08830

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (732) 452-9556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

1. On March 20, 2007, Pharmos Corporation entered into an Employment Agreement with Dr. Elkan R. Gamzu. As previously disclosed, on February 26, 2007, the company’s Board of Directors appointed Dr. Gamzu to replace Dr. Haim Aviv as Chief Executive Officer upon Dr. Aviv’s retirement effective March 31, 2007. Under the terms of the Employment Agreement, Dr. Gamzu’s initial base salary is $300,000 per annum with a potential annual bonus of up to 25% of his base salary, based upon the attainment of agreed upon business, transactional, clinical and stock performance goals and milestones as determined by the company’s Board (and its Compensation and Stock Option Committee). As previously disclosed, on February 26, 2007, Dr. Gamzu was granted options to purchase 150,000 shares of Pharmos Common Stock at an exercise price of $1.55 per share. On March 31, 2007, he will be granted additional options for the purchase of up to 200,000 shares, at an exercise price equal to the closing stock price of the company’s Common Stock on the trading date immediately prior to such date. This subsequent grant will be subject to the approval of an increase in the number of authorized shares under the company’s 2000 Amended and Restated Stock Option Plan by the company’s shareholders at the 2007 annual meeting of shareholders. Dr. Gamzu will also receive the benefits, including certain housing allowances, set forth in Section 4 of the Employment Agreement. The Employment Agreement also provides for severance payments to be made to Dr. Gamzu under certain conditions with respect to termination of his employment. A copy of the Employment Agreement is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

2. On March 20, 2007, Pharmos Corporation entered into a Letter Agreement with Dr. Haim Aviv regarding the terms of his retirement as Chief Executive Officer effective March 31, 2007. As previously disclosed, on February 26, 2007, the company’s Board of Directors appointed Dr. Elkan R. Gamzu to replace Dr. Aviv as Chief Executive Officer upon Dr. Aviv’s retirement. Dr. Aviv will continue as Chairman of the Board until the company’s next annual meeting of shareholders. Under the terms of the Letter Agreement, Dr. Aviv will receive on March 31, 2007 a cash payment equal to 12 months’ base salary ($333,640) plus an additional amount equal to 90 days’ base salary ($83,410) less any base salary actually paid to him between February 26, 2007 and March 31, 2007. Dr. Aviv will also receive the payments and benefits defined as “Other Compensation” in Section 4 of the Letter Agreement, and all of his unvested stock options, warrants and restricted stock units will vest on March 31, 2007. A copy of the Letter Agreement is attached as Exhibit 10.2 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1	Employment Agreement between Pharmos Corporation and Elkan R. Gamzu, dated as of March 20, 2007.

10.2	Letter Agreement between Pharmos Corporation and Haim Aviv, dated March 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 23rd day of March, 2007.

PHARMOS CORPORATION

By:	/s/ S. Colin Neill

Name:  S. Colin Neill

Title:  Senior Vice President and

Chief Financial Officer